Exhibit 99.1

Tapestry, Inc. Announces Retirement of COO Tom Glaser; Scott Roe Appointed to Dual Role of CFO & COO

NEW YORK--(BUSINESS WIRE)--August 4, 2022--Tapestry, Inc. (NYSE: TPR), a leading New York-based house of modern luxury accessories and lifestyle brands including Coach, Kate Spade, and Stuart Weitzman, today announced that Tom Glaser, 61, the Company’s Chief Operations Officer, has decided to retire. To ensure a seamless transition, he will remain with the Company until October 1st. Effective immediately, and in keeping with Tapestry’s succession planning, Scott Roe, who has been Chief Financial Officer since June 2021, will take on additional responsibility as Chief Operating Officer.

In this newly created dual role, Scott will continue to lead the finance organization while expanding his scope to include oversight of operations across Tapestry’s multi-brand platform, including Supply Chain and Information Technology. As part of these changes, the Company’s Chief Executive Officer, Joanne Crevoiserat, will assume direct oversight of Tapestry’s Strategy and Consumer Insights team, which formerly reported to Scott Roe.

“During his tenure, Tom has played an important role in the execution of our Acceleration Program and our ability to successfully navigate the effects of the pandemic. He leaves us with a solid foundation in place and strong team of tenured leaders. We thank him for his many contributions and wish him all the best in his retirement,” said Joanne Crevoiserat, Chief Executive Officer of Tapestry, Inc. “At this same time, I am delighted to announce the appointment of Scott, a seasoned industry executive with more than 30 years of retail finance and operations experience, to the dual role of Chief Financial Officer and Chief Operating Officer. Since Scott joined Tapestry in June 2021, he has been a great partner to me and has a unique and unparalleled understanding of multi-brand companies. I am very confident that Scott, together with our talented teams, will continue to optimize our robust operating platform as we move forward.”

Tom Glaser added, “It has been a privilege to be part of Tapestry over the last three years, and to partner with such an amazing group of people. I am proud of our significant progress, and I look forward to following the Company’s success in the years ahead.”

“Tapestry is an exceptional company with iconic global brands and a disciplined focus on delivering results", said Scott Roe. “I’m excited about my new, expanded role, and the opportunity to drive continued growth and profitability for the Company.”

The Company is maintaining its Fiscal 2022 financial outlook and expects to report fiscal 2022 fourth quarter and full year results on Thursday, August 18, 2022. In addition, the Company plans to host an Investor Day on September 9, 2022 to discuss its long-term strategic initiatives and financial outlook.

About Tapestry, Inc.

Our global house of brands unites the magic of Coach, Kate spade new york and Stuart Weitzman. Each of our brands are unique and independent, while sharing a commitment to innovation and authenticity defined by distinctive products and differentiated customer experiences across channels and geographies. We use our collective strengths to move our customers and empower our communities, to make the fashion industry more sustainable, and to build a company that’s equitable, inclusive, and diverse. Individually, our brands are iconic. Together, we can stretch what’s possible. To learn more about Tapestry, please visit www.tapestry.com. For important news and information regarding Tapestry, visit the Investor Relations section of our website at www.tapestry.com/investors. In addition, investors should continue to review our news releases and filings with the SEC. We use each of these channels of distribution as primary channels for publishing key information to our investors, some of which may contain material and previously non-public information. The Company’s common stock is traded on the New York Stock Exchange under the symbol TPR.

This information to be made available in this press release may contain forward-looking statements based on management's current expectations. Forward-looking statements include, but are not limited to, the statements that can be identified by the use of forward-looking terminology such as "may," "will," “can,” "should," "expect," “potential,” "intend," “plans to,” "estimate," "continue," "project," "guidance," "forecast," “outlook,” “commit,” "anticipate," “goal,” “leveraging,” “sharpening,” transforming,” “creating,” accelerating,” “enhancing,” “innovation,” “drive,” “targeting,” “assume,” “plan,” “progress,” “confident,” “future,” “uncertain,” “on track,” “achieve,” “strategic,” “growth,” “we see significant growth opportunities,” “view,” “stretching what’s possible,” or comparable terms. Future results may differ materially from management's current expectations, based upon a number of important factors, including risks and uncertainties such as the impact of the Covid-19 pandemic, including impacts on our supply chain, the ability to control costs and successfully execute our growth strategies, expected economic trends, the ability to anticipate consumer preferences, risks associated with operating in international markets and our global sourcing activities, our ability to achieve intended benefits, cost savings and synergies from acquisitions, the risk of cybersecurity threats and privacy or data security breaches, the impact of pending and potential future legal proceedings, and the impact of legislation, etc. In addition, purchases of shares of the Company’s common stock will be made subject to market conditions and at prevailing market prices. Please refer to the Company’s latest Annual Report on Form 10-K, quarterly report on 10-Q and its other filings with the Securities and Exchange Commission for a complete list of risks and important factors. The Company assumes no obligation to revise or update any such forward-looking statements for any reason, except as required by law.

Contacts

Tapestry, Inc.

Media:
Andrea Shaw Resnick
Chief Communications Officer
212/629-2618
aresnick@tapestry.com

Analysts and Investors:
Christina Colone
Global Head of Investor Relations
212/946-7252
ccolone@tapestry.com

Kelsey Mueller
212/946-8183
Director of Investor Relations
kmueller@tapestry.com